United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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MFA Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED APRIL 6, 2010
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2010

To the Stockholders of MFA Financial, Inc.:

On or about April 6, 2010, MFA Financial, Inc. ("MFA") made available to its stockholders a definitive proxy statement relating to MFA's 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, May 20, 2010, at 10:00 a.m., New York City time.  As described in MFA's Form 8-K filed on May 10, 2010 with the Securities and Exchange Commission ("Form 8-K"), based on feedback that MFA received from RiskMetrics Group (formerly Institutional Shareholder Services), MFA announced that its Board of Directors (the "Board") approved an amendment to Section 6 of MFA's 2010 Equity Compensation Plan ("2010 Equity Compensation Plan") that would reduce the number of shares of common stock available for issuance under the 2010 Equity Compensation Plan from 20,000,000 to 13,500,000 shares if the 2010 Equity Compensation Plan proposal (Proposal No.2 ) is approved by stockholders at the Annual Meeting.  The full text of the Amended and Restated 2010 Equity Compensation Plan is attached as Exhibit 10.1 to the Form 8-K.  No other changes to the 2010 Equity Compensation Plan are contemplated at this time.

The Board continues to unanimously recommend that holders of MFA's common stock vote “FOR” each of the proposals described in the proxy statement dated April 6, 2010.

We hope that all stockholders who can do so will attend the Annual Meeting in person.  Whether or not you plan to attend, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to MFA by using our dedicated internet voting website, our toll-free telephone number or, if you prefer, the mail.  By submitting your proxy voting instructions promptly, either by internet, telephone or mail, you can help MFA avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting.  If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

In order to submit proxy voting instructions prior to the Annual Meeting, you have the option of authorizing your proxy (a) through the internet at www.proxyvote.com and following the instructions described on the notice of access card previously mailed to you or on your proxy card, (b) by toll-free telephone at 1-800-690-6903 and following the instructions described on the notice of access card previously mailed to you or on your proxy card or (c) by completing, signing and dating your proxy card and returning it promptly in the postage-prepaid envelope provided.

By Order of the Board

Timothy W. Korth
General Counsel, Senior Vice President
and Corporate Secretary
New York, New York
May 10, 2010